EXHIBIT 21.1

LIST OF SUBSIDIARIES OF LKQ CORPORATION (as of 12/31/11)

Subsidiary	Jurisdiction	Assumed Names
U.S. Enitites
Accu-Parts LLC	New York
Akron Airport Properties, Inc.	Ohio
American Recycling International, Inc.	California	Pick A Part Auto Dismantling
A-Reliable Auto Parts & Wreckers, Inc.	Illinois	LKQ Self Service Auto Parts-Rockford; ARSCO; LKQ Heavy Duty Truck Core
ATK Motorsports Inc.	California
Budget Auto Parts U-Pull-It, Inc.	Louisiana
City Auto Parts of Durham, Inc.	North Carolina	LKQ Self Service Auto Parts-Durham
Damron Holding Company, LLC	Delaware	LKQ Melbourne; LKQ Service Center Crystal River; LKQ Fort Myers
DAP Trucking, LLC	Florida
Double R Auto Sales, Inc.	Florida
Gearhead Engines Inc.	California
Greenleaf Auto Recyclers, LLC	Delaware	Saturn Wheel Company; Heartland Aluminum; Profromance Powertrain; LKQ North Florida; LKQ West Florida; LKQ Heavy Duty Truck-Carolina; LKQ Leominster; ABC Used Auto Parts; Greenleaf Quality Recycled Auto Parts; Potomac German Mid-Atlantic
KAI China LLC	Delaware
KAIR IL, LLC	Illinois
Keystone Automotive Industries, Inc.	California	Transwheel, Coast to Coast International; Keystone Automotive-San Francisco Bay Area; LKQ of Cleveland
Kwik Auto Body Supplies, Inc.	Massachusetts
Lakefront Capital Holdings, Inc.	California
LKQ 1st Choice Auto Parts, LLC	Oklahoma
LKQ 250 Auto, Inc.	Ohio
LKQ A&R Auto Parts, Inc.	South Carolina
LKQ All Models Corp.	Arizona	Wholesale Auto Recyclers; Cars ‘n More; LKQ of Arizona
LKQ Apex Auto Parts, Inc.	Oklahoma	LKQ Self Service Auto Parts - Oklahoma City
LKQ Atlanta, L.P.	Delaware	LKQ Carolina
LKQ Auto Parts of Central California, Inc.	California	LKQ Valley Truck Parts; LKQ Acme Truck Parts; LKQ Specialized Parts-Central California; LKQ ACME Truck Parts
LKQ Auto Parts of Memphis, Inc.	Arkansas	LKQ of Tennessee; LKQ Preferred Auto Parts
LKQ Auto Parts of North Texas, Inc.	Delaware
LKQ Auto Parts of North Texas, L.P.	Delaware	LKQ Auto Parts of Central Texas; LKQ Self Service Auto Parts-Austin
LKQ Auto Parts of Orlando, LLC	Florida	LKQ Self Service Auto Parts-Orlando
LKQ Auto Parts of Utah, LLC	Utah
LKQ Best Automotive Corp.	Delaware	LKQ Auto Parts of South Texas; A-1 Auto Salvage Pick & Pull; The Engine & Transmission Store; LKQ Automotive Core Services; LKQ Self Service Auot Parts-Houston SW; LKQ Self Service Auto Parts-Northville; LKQ Self Service Auto Parts-Wallisville
LKQ Birmingham, Inc.	Alabama	LKQ Gulf Coast; LKQ Plunks Truck Parts & Equipment - West Monroe
LKQ Brad’s Auto & Truck Parts, Inc.	Oregon
LKQ Broadway Auto Parts, Inc.	New York	LKQ Buffalo; LKQ Self Service Auto Parts-Buffalo
LKQ Copher Self Service Auto Parts-Bradenton Inc.	Florida
LKQ Copher Self Service Auto Parts-Clearwater Inc.	Florida
LKQ Copher Self Service Auto Parts-St. Petersburg Inc.	Florida
LKQ Copher Self Service Auto Parts-Tampa Inc.	Florida

LIST OF SUBSIDIARIES OF LKQ CORPORATION (as of 12/31/11)

Subsidiary	Jurisdiction	Assumed Names
LKQ Crystal River, Inc.	Florida	LKQ Fort Myers; LKQ Self Service Auto Parts-West Palm Beach; LKQ Self Service Auto Parts-Riviera Beach
LKQ Delaware LLP	Delaware
LKQ Finance 1 LLC	Delaware
LKQ Finance 2 LLC	Delaware
LKQ Foster Auto Parts Salem, Inc.	Oregon	Foster Auto Parts Salem
LKQ Foster Auto Parts Westside LLC	Oregon
LKQ Foster Auto Parts, Inc.	Oregon	LKQ U-Pull-It Auto Wrecking; U-Pull-It Auto Wrecking; LKQ KC Truck Parts-Inland Empire; LKQ KC Truck Parts-Western Washington; LKQ KC Truck Parts-Montana; LKQ Barger Auto Parts; LKQ Wholesale Truck Parts & Equipment; LKQ of Eastern Idaho
LKQ Gorham Auto Parts Corp.	Maine
LKQ Great Lakes Corp.	Indiana	LKQ Star Auto Parts; LKQ Chicago
LKQ Heavy Truck-Texas Best Diesel, L.P.	Texas	LKQ Fleet Solutions; LKQ International Sales
LKQ Holding Co.	Delaware
LKQ Hunts Point Auto Parts Corp.	New York	Partsland USA; LKQ Auto Parts of Eastern Pennsylvania; LKQ Auto Parts
LKQ Lakenor Auto & Truck Salvage, Inc.	California	LKQ of Southern California; LKQ of Las Vegas
LKQ Management Company	Delaware
LKQ Metro, Inc.	Illinois
LKQ Mid-America Auto Parts, Inc.	Kansas	Mabry Auto Salvage; LKQ of Colorado; LKQ of Oklahoma City; LKQ of NW Arkansas; LKQ Heavy Truck-Marshfield
LKQ Midwest Auto Parts Corp.	Nebraska	Midwest Foreign Auto; LKQ Midwest Auto
LKQ Minnesota, Inc.	Minnesota	LKQ Albert Lea
LKQ of Indiana, Inc.	Indiana	LKQ Self Service Auto Parts-South Bend
LKQ of Michigan, Inc.	Michigan
LKQ of Nevada, Inc.	Nevada
LKQ of Tennessee, Inc.	Tennessee
LKQ Online Corp.	Delaware
LKQ Penn-Mar, Inc.	Pennsylvania	LKQ Thruway Auto Parts
LKQ Plunks Truck Parts & Equipment—Jackson, Inc.	Mississippi
LKQ Powertrain, Inc.	Delaware
LKQ Raleigh Auto Parts Corp.	North Carolina
LKQ Route 16 Used Auto Parts, Inc.	Massachusetts	Diversified Marketing Solutions
LKQ Salisbury, Inc.	North Carolina	LKQ of Carolina; LKQ Richmond; LKQ East Carolina; LKQ Self Service East NC; LKQ Self Service Auto Parts-Charlotte
LKQ Savannah, Inc.	Georgia	LKQ Self Service Auto Parts-Savannah
LKQ Self Service Auto Parts-Holland, Inc.	Michigan
LKQ Self Service Auto Parts-Kalamazoo, Inc.	Michigan	LKQ Self Service Auto Parts-Grand Rapids
LKQ Self Service Auto Parts-Memphis LLC	Tennessee
LKQ Self Service Auto Parts-Tulsa, Inc.	Oklahoma
LKQ Smart Parts, Inc.	Delaware	LKQ Viking Auto Salvage
LKQ Southwick LLC	Massachusetts
LKQ Taiwan Holding Company	Illinois
LKQ Tire & Recycling, Inc.	Delaware
LKQ Trading Company	Delaware
LKQ Triplett ASAP, Inc.	Ohio	LKQ Heavy Truck-Goody’s; LKQ Pittsburgh
LKQ U-Pull-It Auto Damascus, Inc.	Oregon	LKQ U-Pull-It Damascus
LKQ U-Pull-It Tigard, Inc.	Oregon
LKQ West Michigan Auto Parts, Inc.	Michigan
Michael Auto Parts, Incorporated	Florida

LIST OF SUBSIDIARIES OF LKQ CORPORATION (as of 12/31/11)

Subsidiary	Jurisdiction	Assumed Names
North American ATK Corporation	California	Yamato Engine Specialists
P.B.E. Specialties, Inc.	Massachusetts
Pick-Your-Part Auto Wrecking	California	LKQ Pick A Part-Riverside; LKQ Hillside Truck & Auto Recyclers; LKQ Pick A Part-San Bernardino; LKQ Midnight Auto & Truck Recyclers; LKQ Pick A Part-Hesperia; LKQ Desert High Truck & Auto Recyclers
Potomac German Auto South, Inc.	Florida
Potomac German Auto, Inc.	Maryland	LKQ Norfolk; LKQ Heavy Truck-Maryland
Pull-N-Save Auto Parts, LLC	Colorado	LKQ Pull-N-Save Auto Parts of Aurora LLC; LKQ of Colorado; LKQ Self Service Auto Parts-Denver; LKQ Western Truck Parts
Redding Auto Center, Inc.	California	LKQ Auto Parts of Northern California; LKQ Reno; LKQ Specialized Parts-Northern California
Scrap Processors, LLC	Illinois
Speedway Pull-N-Save Auto Parts, LLC	Florida	LKQ Self Service Auto Parts of Daytona, LLC
Supreme Auto Parts, Inc.	Pennsylvania
U-Pull-It, Inc.	Illinois
U-Pull-It, North, LLC	Illinois

Foreign Entities
0579719 Manitoba Ltd.	Manitoba
1323352 Alberta ULC	Alberta
1323410 Alberta ULC	Alberta
Action Recycled Auto Parts (1997) Ltd.	Manitoba
Automotive Data Services Limited (51% stake)	United Kingdom
Car Parts 4 Less Limited	United Kingdom
Distribuidora Hermanos Copher Internacional, SA	Costa Rica
Euro Car Parts (Northern Ireland) Limited	United Kingdom
Euro Car Parts Holdings Limited	United Kingdom
Euro Car Parts Limited	United Kingdom
Euro Car Parts Ltd	Ireland
Euro Garage Solutions Ltd	United Kingdom
Hermanos Copher Internacional, SA	Guatemala
Keystone Automotive de Mexico, Sociedad de Responsabilidad Limitada de Capital Variable	Mexico
Keystone Automotive Industries CDN, Inc.	Ontario
Keystone Automotive Industries ON, Inc.	Ontario
LKQ Canada Auto Parts Inc.	Ontario
LKQ Canada ULC	Alberta
LKQ Euro Limited	United Kingdom
LKQ Ontario LP	Ontario
LKQ UK Finance 1 LLP	United Kingdom
LKQ UK Finance 2 LLP	United Kingdom
LKQ Trucks and Parts de Mexico S. de R.L de C.V.	Mexico
Seebeck 31 Limited	United Kingdom